                                                                      EXHIBIT 20


                                                                          Page 1

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
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------

TRANSACTION SUMMARY                                              From          To     Days
-------------------                                              ----          --     ----
Current Interest Period                                            2/17/98   3/15/98    27

Series Allocation Percentage                                        100.00%

Initial Principal Balance                                  $375,000,000.00
Outstanding Principal Balance                              $375,000,000.00
Principal Balance of Receivables for Determination Date $502,605,935.03 Amount Invested in Receivables on Series Issuance Date $375,000,000.00
Initial Invested Amount                                    $375,000,000.00
Invested Amount at the Beginning of Period                 $375,000,000.00
Invested Amount                                            $375,000,000.00
Required Subordinated Amount                               $ 62,672,469.14
Excess Funded Amount                                       $          0.00

Available Subordinated Amount (previous period)            $ 87,820,130.47
Incremental Subordinated Amount (previous period)          $ 10,373,223.45

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                   $  1,875,000.00
Yield Supplement Account Beginning Balance                 $  1,875,000.00
Yield Supplement Account Required Amount                   $  1,875,000.00

Reserve Fund Initial Deposit                               $  1,875,000.00
Reserve Fund Required Amount                               $  1,875,000.00
Reserve Fund Beginning Balance                             $  1,875,000.00

Outstanding Carryover Amount - Beginning Balance           $          0.00
Yield Supplement Account Draw Amount                       $          0.00
Outstanding Carryover Amount - Ending Balance              $          0.00
Yield Supplement Account Balance - Ending Balance          $  1,875,000.00
Yield Supplement Account Required Deposit Amount           $          0.00

Reserve Fund Draw Amount                                   $          0.00
Reserve Fund Ending Balance                                $  1,875,000.00
Reserve Fund Required Deposit Amount                       $          0.00

1-month LIBOR Rate (annualized)                                  5.6250000%
Certificate Coupon (annualized)                                  5.7850000%
Prime Rate (annualized)                                          8.5000000%
Servicing Fee Rate (annualized)                                      1.000%
Excess Spread                                                    1.9150000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                    $507,331,321.25
Pool Balance at the Ending of Period                       $523,866,336.43
Average Aggregate Principal Balance                        $515,598,828.84

Aggregate Principal Collections                            $220,170,572.26
New Principal Receivables                                  $236,705,587.44
Receivables Added for Additional Accounts                  $          0.00
Investor Default Amount                                    $          0.00
Net Losses                                                 $          0.00
Monthly Interest Accrued, but not Paid                     $          0.00
Ineligible Receivables                                     $          0.00
Ineligible Receivables in Prior Collection Period          $          0.00
Defaulted Receivables in Ineligible and Overconc.          $          0.00
 Accounts

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                      $          0.00
Spread Over Prime for Portfolio                                       0.20%
Weighted Average Interest Rate                                        8.70%
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

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                  0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                $ 38,677,413.11
Used Vehicle Percentage                                                    7.383%
Used Vehicle Percentage During Last Collection Period                      8.115%
Early Amortization Event?                                              NO
Largest Dealer or Dealer Affiliation Balance                     $ 19,756,144.96
Largest Dealer Percentage                                                  3.894%

Aggregate Principal Amount of Receivables of Dealers over 2%     $ 11,124,700.49
Aggregate % Principal Amount of Receivables of Dealers over 2%             2.124%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                  $224,144,224.72
Aggregate Amount of Interest Collections                         $  3,973,652.46
Investment Proceeds                                              $          0.00
Aggregate Amount of Principal Collections                        $220,170,572.26
Asset Receivables Rate                                                     9.183%
Use Asset Receivables Rate?                                            NO
Carryover Amount (this Distribution Date)                                    N/A
Total Carryover Amount                                                       N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                       42.70%
Previous Collection Period Monthly Payment Rate                            47.17%
Monthly Payment Rate 3 months ago                                          44.52%
3-month Average Payment Rate                                               44.80%
12-month Minimum Payment Rate                                              42.70%
Early Amortization Event?                                              NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                              YES
Last Day of Revolving Period                                          N/A
Invested Amount as of Last Day of Revolving Period                    N/A
Accumulation Period Length (months)                                   N/A
First Accumulation Date                                         TO BE DETERMINED
Expected Final Payment Date                                           N/A
Required Participation Percentage                                           4.00%
Principal Funding Account Balance                                $          0.00
Principal Payment Amount                                         $          0.00
Controlled Deposit Amount                                        $          0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

CERTIFICATEHOLDERS
------------------
i.    Monthly Interest Distribution                              $  1,627,031.25
ii.   Monthly Servicing Fee Distribution                         $    312,500.00
iii.  Reserve Fund Deposit Amount Distribution                   $          0.00
iv.  Investor Default Amount Distribution                        $          0.00
v.  Outstanding Carryover Amount Distribution                    $          0.00
vi. Yield Supplement Account Deposit Amount Distribution         $          0.00
                                                                 ---------------
Excess Servicing                                                 $    997,641.38

Excess Servicing (Previous Period)                               $    359,379.09

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                $           0.0
Draw Amount                                                      $           0.0
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                                                                          Page 2

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              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                    -------




                   Collections                          ACCRUAL         DISTRIBUTION
                 ----------------                ------------------------------------
From:                   17-Feb-98
To:                     15-Mar-98
Days:                          26

LIBOR RATE              5.6250000%
(1 month)

SERIES #                        1   Active
VCI RATING:                   N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                                       SERIES
Series                SERIES         ALLOCATION        INVESTED         SUBORDINATED
Number                 NAME          PERCENTAGE         AMOUNT             AMOUNT
---------------  ----------------   -------------   ---------------    --------------
                 Trust                              $375,000,000.00    $62,672,469.14
1                Series 1996-1             100.00%  $375,000,000.00    $62,672,469.14


EXCESS      REQUIRED           REQUIRED         OUTSTANDING
FUNDED    PARTICIPATION     PARTICIPATION       CERTIFICATE
AMOUNT     PERCENTAGE           AMOUNT            BALANCE
------    -------------     --------------    ---------------

$0.00         N/A          $15,000,000.00
$0.00             4.00%    $15,000,000.00    $375,000,000.00
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                                                                          Page 3

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              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------




INITIAL AMOUNTS                                                                    EXCESS SPREAD CALCULATION
---------------                                                                    -------------------------

Initial Invested Amount                                   $375,000,000.00          Weighted Average Rate Charged to    8.70%
                                                                                   Dealers
Invested Amount                                           $375,000,000.00          LIBOR                               5.63%
Controlled Accumulation Amount                            $          0.00          Certificate Rate (LIBOR+16 b.p.)    5.79%
Required Subordinated Amount                              $ 62,672,469.14          Servicing Fee Rate                  1.00%
Annualized Servicing Fee Rate                                        1.00%         Investor Net Losses                 0.00%
                                                                                                                       ----
First Controlled Accumulation Date                         TO BE DETERMINED        Excess Spread                       1.92%
Accumulation Period Length (months)                             N/A
Expected Final Payment Date                                     N/A
Initial Settlement Date                                         28-Mar-96
Required Participation Percentage                                    4.00%
Subordinated Percentage                                             14.29%

SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                                                         REQUIRED            EXCESS
                                                           SERIES 1996-1         INVESTED              SUBORDINATED          FUNDING
Principal Receivables                                          TOTAL              AMOUNT                  AMOUNT             AMOUNT
---------------------                                     ---------------     ---------------     -----------------------    -------
Series Allocation Percentage                                       100.00%
Beginning Balance                                         $375,000,000.00     $375,000,000.00              $62,672,469.14       0.00
  Floating Allocation Percentage                                    73.92%              73.92%
  Fixed Allocation Percentage                                   N/A

Principal Collections                                     $220,170,572.26     $220,170,572.26              N.A.               N.A.
New Principal Receivables                                 $236,705,587.44     $236,705,587.44              N.A.               N.A.
Principal Default Amounts                                 $          0.00     $          0.00              N.A.               N.A.
Receivables Added for Additional Accounts                 $          0.00     $          0.00              N.A.               N.A.
Controlled Deposit Amount                                 $          0.00                 N/A              N.A.               N.A.
Principal Allocation Percentage
"Pool Factor"                                                100.00000000%

Ending Balance                                            $375,000,000.00     $375,000,000.00              $62,672,469.14       0.00
  Floating Allocation Percentage                                    71.58%              71.58%

NON-PRINCIPAL RECEIVABLES
-------------------------

Interest Collections                                      $  2,937,172.63
Recoveries on Receivables Written Off                     $          0.00
Investment Income                                         $          0.00
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

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


Subordinated Amount & Reserve Fund                             CURRENT              PREVIOUS
-----------------------------------------                 -----------------    ------------------
Available Subordination Amount (Previous)                    $87,820,130.47        $87,546,281.85
  Required Subordination Draw Amount                         $         0.00                   N/A
  Reserve Fund Funds to Inv. Default Amount                  $         0.00                   N/A
  Excess Servicing (Previous Period)                         $   359,379.09        $ 1,115,550.99
                                                             --------------
(a) Available Subordinated Amount?                           $88,179,509.56        $88,661,832.84

(b) Available Subordinated Amount?                           $53,571,428.57        $53,571,428.57

Available Subordinated Amount                                $86,547,947.59        $87,820,130.47

Incremental Subordinated Amount                              $ 9,101,040.57        $10,373,223.45
  Overconcentration Amount                                   $11,124,700.49        $12,279,542.70

Beginning Reserve Fund Balance                               $ 1,875,000.00        $ 1,875,000.00
Reserve Fund Required Balance                                $ 1,875,000.00        $ 1,875,000.00
Reserve Fund Draw                                            $         0.00                   N/A
Reserve Fund Required Deposit                                $         0.00                   N/A
Reserve Fund Deposit Amount                                  $         0.00                   N/A
Reserve Fund Release                                         $         0.00                   N/A
Ending Reserve Fund Balance                                  $ 1,875,000.00        $ 1,875,000.00

REQUIRED INTEREST DISTRIBUTIONS
-----------------------------------------

Available Interest Collections                               $ 3,973,652.46        $ 3,840,507.97
  Certificateholder Interest Collections                     $ 2,937,172.63        $ 2,649,730.65
  Subordinate Interest Collections                           $   490,879.63        $   451,829.61
Investment Income                                            $         0.00        $         0.00
Reserve Fund Balance                                         $ 1,875,000.00        $ 1,875,000.00
                                                             --------------
Total Interest  Available                                    $ 5,303,052.26        $ 4,976,560.26

Interest Shortfall                                           $         0.00        $         0.00
Additional Interest                                          $         0.00        $         0.00
Carry-over Amount                                            $         0.00        $         0.00
Carry-over Shortfall                                         $         0.00        $         0.00
Additional Carry-over Shortfall                              $         0.00        $         0.00

Monthly Servicing Fee                                        $   429,665.69        $   437,856.11
Investor Monthly Servicing Fee                               $   312,500.00        $   312,500.00
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